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                                                                    Exhibit 99.2



                                        March 20, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the section entitled "Case Studies -- The Black World Today" in the Registration Statement on Form S-1 of Screening Media.com Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statement contained therein.

                                        Sincerely,

                                        /s/ Don Rojas
                                        ----------------------------------
                                        Name: Don Rojas
                                        Title: Founder/CEO
                                        Company: The Black World Today